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                                                                      Exhibit 11

                          THE WILLIAMS COMPANIES, INC.
         COMPUTATION OF EARNINGS PER COMMON AND COMMON-EQUIVALENT SHARE
                    Six months ended June 30, 1994 and 1993


                                                                                               (Thousands, except
                                                                                                per-share amounts)
                                                                                          -----------------------------
                                                                                            1994                 1993
                                                                                          --------             --------
Primary earnings:
  Income before extraordinary loss                                                        $126,800             $161,700
  Preferred stock dividends:
    $2.21 cumulative preferred stock                                                         4,400                4,400
    $3.875 cumulative convertible exchangeable
      preferred stock                                                                            -                2,900
                                                                                          --------             --------
  Income before extraordinary loss, net of preferred
    stock dividends                                                                        122,400              154,400
  Extraordinary loss                                                                       (11,100)                   -
                                                                                          --------             --------
  Income applicable to common stock                                                       $111,300             $154,400
                                                                                          ========             ========

Primary shares:
  Average number of common shares outstanding
    during the period                                                                      103,610               94,786
  Common-equivalent shares attributable to
    options and deferred stock                                                                 890                1,162
                                                                                           -------               ------
  Total common and common-equivalent shares                                                104,500               95,948
                                                                                           =======               ======

Primary earnings per common and common-equivalent share:
  Income before extraordinary loss                                                           $1.17                $1.61
  Extraordinary loss                                                                          (.11)                   -
                                                                                             -----                -----
  Net income                                                                                 $1.06                $1.61
                                                                                             =====                =====

Fully diluted earnings:
  Income before extraordinary loss                                                        $126,800             $161,700
  Preferred stock dividends:
    $2.21 cumulative preferred stock                                                         4,400                4,400
                                                                                          --------             --------
  Income before extraordinary loss, net of preferred
    stock dividends                                                                        122,400              157,300
  Extraordinary loss                                                                       (11,100)                   -
                                                                                          --------             --------
  Income applicable to common stock                                                       $111,300             $157,300
                                                                                          ========             ========

Fully diluted shares:
  Average number of common shares outstanding
    during the period                                                                      103,610               94,786
  Common-equivalent shares attributable to options
    and deferred stock                                                                         955                1,398
  Shares attributable to conversion, assumed at
    January 1, 1993 to the conversion dates, of
    convertible exchangeable preferred stock                                                     -                6,312
                                                                                           -------              -------
  Total common and common-equivalent shares                                                104,565              102,496
                                                                                           =======              =======

Fully diluted earnings per common and common-equivalent share:
  Income before extraordinary loss                                                           $1.17                $1.53
  Extraordinary loss                                                                          (.11)                   -
                                                                                             -----                -----
  Net income                                                                                 $1.06                $1.53
                                                                                             =====                =====
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